EXHIBIT 1

DIRECTORS AND EXECUTIVE OFFICERS OF
ERAMET SA AS OF OCTOBER 20, 2000

        The name, present principal occupation or employment, and the name of any corporation or other organization in which such employment is conducted, of each director and executive officer of ERAMET SA (“Eramet”), is set forth below. Unless otherwise indicated, each occupation set forth opposite an executive officer’s name refers to employment with Eramet.

Name                          Present Principal Occupation or Employment

Directors

Yves Rambaud                  Chairman of the Board of Directors and Chief Executive
                              Officer

Georges Duval                 Vice Chairman of the Board of Directors

Yves Bernard                  Director

Robert Castaigne              Director

Anne Duthilleul               Director

Cyrille Duval                 Director

Edouard Duval                 Director

Patrick Duval                 Director

François Henrot               Director

Anne Lauvergeon               Director

George T. Lowy                Director

Wilhelm Schneider             Director

Frederic Tona                 Director

Antoine Treuille              Director

Executive Committee

Yves Rambaud                  Chief Executive Officer- Eramet

Georges Duval                 Chief Operating Officer- Alliages Division

Jacques Bacardats             Chief Operating Officer- Eramet; Chief Operating
                              Officer- Manganese Division

Michel Hémonnot               Chief Financial Officer- Eramet

Executive Officers

Georges Duval                 Chief Operating Officer- Alliages Division

Edouard Duval                 Chief Operating Officer- Alliages Division

Alain Pradoura                Chief Operating Officer- Alliages Division

Alain Robert                  Chief Operating Officer- Alliages Division

Jacques Bacardats             Chief Operating Officer- Manganese Division

Marcel Abeke                  Chief Operating Officer- Manganese Division

Patrick Andre                 Chief Operating Officer- Nickel Division

EXHIBIT 1

DIRECTORS AND EXECUTIVE OFFICERS OF
SORAME SA AS OF AUGUST 2, 2000

        The name, present principal occupation or employment, and the name of any corporation or other organization in which such employment is conducted, of each director and executive officer of SORAME SA (“Sorame”), is set forth below. Unless otherwise indicated, each occupation set forth opposite an executive officer’s name refers to employment with Sorame.

Name                          Present Principal Occupation or Employment

Directors

Edouard Duval                 Chairman of the Board of Directors and Chief Executive
                              Officer

Cyrille Duval                 Director

Georges Duval                 Director

Patrick Duval                 Director

Hans Hermann Lettner          Director

Executive Officers

Cyrille Duval                 Chief Operating Officer

Georges Duval                 Chief Operating Officer

Patrick Duval                 Chief Operating Officer

EXHIBIT 1

DIRECTORS AND EXECUTIVE OFFICERS OF
CEIR SA AS OF AUGUST 2, 2000

        The name, present principal occupation or employment, and the name of any corporation or other organization in which such employment is conducted, of each director and executive officer of CEIR SA (“Ceir”), is set forth below. Unless otherwise indicated, each occupation set forth opposite an executive officer’s name refers to employment with Ceir.

Name                          Present Principal Occupation or Employment

Directors

Patrick Duval                 Chairman of the Board of Directors and Chief Executive
                              Officer

Bertille Duval                Director

Cyrille Duval                 Director

Edouard Duval                 Director

Gérald Arbola                 Director

Jacqueline Duval              Director

Georges Duval                 Director

Richard Duval                 Director

Sylvain Duval                 Director

Executive Officers

Cyrille Duval                 Chief Operating Officer

Edouard Duval                 Chief Operating Officer

Georges Duval                 Chief Operating Officer

EXHIBIT 1

DIRECTORS AND EXECUTIVE OFFICERS OF
COGEMA SA AS OF AUGUST 2000

        The name, present principal occupation or employment, and the name of any corporation or other organization in which such employment is conducted, of each director and executive officer of COGEMA SA (“Cogema”), is set forth below. Unless otherwise indicated, each occupation set forth opposite an executive officer’s name refers to employment with Cogema.

Name                            Present Principal Occupation or Employment

Directors

Anne Lauvergeon                 Chairman of the Board of Directors and Chief Executive
                                Officer

Edouard Brezin                  Director

Pierre Carlier                  Director

Robert Castaigne                Director

Emmanuel Duval                  Director

Yannick d'Escatha               Director

Loïc Hennekinne                 Director

Stéphane Pallez                 Director

Dominique Vignon                Director

CEA-Industrie SA represented
by Philippe Pontet              Director

ERAP represented by
Remy Chardon                    Director

Yves Bernard                    Director

Jeannine Dudroni                Director

Daniel Cambon                   Director

Anne Lambert-Carabin            Director

Frédéric Leclerc                Director

Hervé Samson                    Director

Thierry Desmarest               Director

Executive Committee

Anne Lauvergeon                 Chief Executive Officer

Christian Gobert                Executive Vice President

Frédéric Tona                   Executive Vice President

Yves Coupin                     Senior Vice President, Uranium Division

Pierre Coursier                 Executive Vice President

Gérald Arbola                   Vice President, Chief Financial Officer

EXHIBIT 1

DIRECTORS AND EXECUTIVE OFFICERS OF
CEA-INDUSTRIE SA AS OF JANUARY 7, 2000

        The name, present principal occupation or employment, and the name of any corporation or other organization in which such employment is conducted, of each director and executive officer of CEA-Industrie SA (“CEA-I”), is set forth below. Unless otherwise indicated, each occupation set forth opposite an executive officer’s name refers to employment with CEA-I.

Name                          Present Principal Occupation or Employment

Directors

Philippe Pontet               Chairman of the Board of Directors
                              and Chief Executive Officer

Commissariat à
l'Energie Atomique
represented by Pascal
Colombani                     Director

Jean-Pierre Noblanc           Director

Anne Lauvergeon               Director

Alain Bugal                   Director

Philippe Braidy               Director

Executive Committee

Philippe Pontet               Chief Executive Officer

Philippe Braidy               Chief Financial Officer

Jean-Pierre Noblanc           Executive Vice President

Alain Salmon                  Executive Vice President